                                                                  EXHIBIT 3.1.12

                                   CERTIFICATE
                                       OF
                                  DOMESTICATION

      The undersigned, Michael Santangelo, authorized person of P-Four, Inc., in accordance with 6 Del. C. ss.18-212 of the Delaware Code does hereby certify:

      FIRST: The corporation was first formed on December 16, 1998 in the Philippines.

      SECOND: The name of the non-United States entity immediately prior to the filing of this Certificate of Domestication was P-Four, Inc.

      THIRD: The name of the limited liability company as set forth in the Certificate of Formation is P-Four, LLC.

      FOURTH: The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the non-United States entity immediately prior to the filing of this Certificate of Domestication was the Philippines.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, I, being an authorized person and being duly authorized to sign this Certificate of Domestication have made, signed and sealed this Certificate of Domestication on December 23, 2004.

                                /s/  Michael Santangelo
                                ---------------------------------
                                Michael Santangelo
                                Authorized Person

                 SIGNATURE PAGE TO CERTIFICATE OF DOMESTICATION